Exhibit 99.2

NEWS FOR IMMEDIATE RELEASE

GOLDGROUP MINING AND GOLD RESOURCE CORPORATION ANNOUNCE CLOSING
OF BUSINESS COMBINATION AND GOLDGROUP’S ANTICIPATED LISTING ON THE NYSE AMERICAN

VANCOUVER, CANADA / DENVER, COLORADO, USA – July 17, 2026 – Goldgroup Mining Inc. (TSX-V: GGA; OTC: GGAZD) (“Goldgroup” or the “Company”) and Gold Resource Corporation (NYSE American: GORO) (“GRC”) are pleased to announce that they have closed the previously announced merger (the “Merger”) pursuant to the Arrangement Agreement and Plan of Merger, dated January 25, 2026 and amended on May 15, 2026, by and among GRC, Goldgroup, and Goldgroup Merger Sub Inc., a wholly owned subsidiary of Goldgroup (“Merger Sub”). At the effective time of the Merger, GRC merged with and into Merger Sub, with GRC surviving as a wholly owned subsidiary of Goldgroup. As a result of the Merger, GRC shareholders are entitled to receive 0.3619 common shares of Goldgroup for each share of GRC’s common stock.

Allen Palmiere, Goldgroup’s new President and Chief Executive Officer, remarked: “The business combination of Goldgroup and GRC represents a transformational milestone. With the combined assets and resources of both entities, we expect Goldgroup to become a leading, Mexico-focused junior precious metals producer. This represents a tremendous opportunity and we look forward to the continued growth and development of the Company.”

The completion of the Merger follows the satisfaction of all closing conditions, including receipt of approval by the shareholders of each of GRC and Goldgroup on July 2, 2026, approval by the Mexican National Antitrust Commission (Comisión Nacional Antimonopolio) (the “NAC”) on April 23, 2026 (the “NAC Ruling”), final approval by the Supreme Court of British Columbia on July 6, 2026, and approval by the TSX Venture Exchange. In accordance with the NAC Ruling, the Company must deliver certain closing documentation to the NAC within thirty (30) business days of the closing of the Merger and the elements to determine final tariffs; otherwise, the Company may be subject to potential daily coercive penalties.

As a result of the Merger, GRC will be delisted from the NYSE American LLC (the “NYSE American”) prior to market open on or about July 20, 2026. Immediately following the delisting, Goldgroup will commence trading under the ticker symbol “GORO” on the NYSE American. Goldgroup’s common shares will no longer be quoted on the OTC Markets upon commencement of trading on the NYSE American. GRC will also apply to cease to be a reporting issuer in the applicable jurisdictions in Canada.

In connection with the completion of the Merger, the TSX Venture Exchange has approved the change of Goldgroup’s ticker symbol from “GGA” to “GORO,” which ticker symbol change is expected to become effective on or around Wednesday, July 22, 2026.

Board of Directors and Management

Upon closing of the Merger, Goldgroup’s board of directors and executive management was reconstituted. Goldgroup is pleased to confirm the appointment of Ron Little, Lila Manassa Murphy, Nicole Adshead-Bell, Luis Felipe Medina Aguirre and Francisco Javier Reyes de la Campa to its board of directors, and the appointment of Allen Palmiere as President and Chief Executive Officer, Chet Holyoak as Chief Financial Officer, and Armando Alexandri as Chief Operating Officer of the Company. Consequential changes have also been made to the boards of directors and officers of Goldgroup’s subsidiaries.

Goldgroup would like to thank the Company’s outgoing directors and executive officers for their dedicated service and contributions over the years and wish them all the best in their future endeavors.

About Goldgroup

Goldgroup is a Canadian-based mining company with three high-growth gold assets in Mexico. The Company holds a 100% interest in the recently acquired San Francisco project located in the State of Sonora. The project is fully permitted for a rapid restart of mining operations and is comprised of two open pits together with heap leach processing facilities and associated infrastructure. It is a robust project with significant gold resources and strong upside in terms of optimized development and multiple, large-scale exploration targets. In addition to the San Francisco gold project, the Company has a 100% interest in the producing Cerro Prieto heap leach gold mine located in the State of Sonora and the producing Don David Gold Mine in Oaxaca, Mexico.

Goldgroup is led by a team of highly successful and seasoned individuals with extensive expertise in mine development, corporate finance, and exploration in Mexico.

For further information on Goldgroup, please visit www.goldgroupmining.com.

Contacts

Allen Palmiere

Chief Executive Officer

Goldgroup Mining Inc.

(604)306-6867
www.goldgroupmining.com

Forward-Looking Statements:

Certain information contained in this news release, including any information relating to future financial or operating performance, may be considered “forward-looking information” (within the meaning of applicable Canadian securities law) and “forward-looking statements” (within the meaning of the United States Private Securities Litigation Reform Act of 1995). Forward-looking words such as “plan,” “target,” “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, statements regarding the expected delisting of GRC’s shares of common stock on the NYSE American, the anticipated commencement of trading of Goldgroup’s common shares on the NYSE American, the associated removal of Goldgroup’s common shares from the OTC Markets and change of ticker symbol on the TSX Venture Exchange, and GRC’s application to cease as a reporting issuer in certain Canadian jurisdictions. All forward-looking statements in this press release are based upon information available to GRC and Goldgroup as of the date of this press release, and neither GRC nor Goldgroup assume any obligation to update any such forward-looking statements except as required by applicable securities law. Forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate and readers are cautioned not to place undue reliance on such forward-looking statements. Actual results could differ materially from those discussed in this press release. Forward-looking statements are subject to risks and uncertainties, including that GRC’s delisting from the NYSE American and Goldgroup’s subsequent listing may not be completed on time as expected or at all. Additional risks related to GRC may be found in the periodic and current reports filed with the SEC by GRC, including GRC’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended, which are available on the SEC’s website at https://www.sec.gov. Additional risks related to Goldgroup may be found in the risk factors disclosed in GRC’s management information circular dated May 29, 2026, Goldgroup’s annual information form dated June 10, 2026, and other continuous disclosure materials available under Goldgroup’s profile on SEDAR+ at www.sedarplus.ca. Any and all of the forward-looking information contained in this news release is qualified by these cautionary statements.